NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR EACH FUND.* The individuals listed in the table below were elected as trustees for each fund. All trustees served as trustees to the funds prior to the shareholder meeting.

-------------------------------- --------------- ------------- -----------------
TRUSTEE                          FOR             WITHHELD      PERCENTAGE FOR
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
John J. Brennan                  2,840,447,282   57,378,234    98.0%
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
Charles D. Ellis                 2,846,015,464   51,810,052    98.2
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
Rajiv L. Gupta                   2,843,863,133   53,962,383    98.1
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
JoAnn Heffernan Heisen           2,845,687,471   52,138,044    98.2
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
Burton G. Malkiel                2,841,600,798   56,224,718    98.1
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
Alfred M. Rankin, Jr.            2,847,444,294   50,381,222    98.3
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
J. Lawrence Wilson               2,842,258,198   55,567,318    98.1
-------------------------------- --------------- ------------- -----------------
*Results are for all funds within the same trust.

o CHANGE EACH FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables each fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the funds to achieve greater diversification and to earn modestly higher returns on their cash reserves. The funds will need Securities and Exchange Commission approval before implementing this new cash management program.

------------------------------- ----------------- -------------- --------------- -------------- --------------
VANGUARD FUND                   FOR               AGAINST        ABSTAIN         BROKER         PERCENTAGE
                                                                                 NON-VOTES      FOR
------------------------------- ----------------- -------------- --------------- -------------- --------------
------------------------------- ----------------- -------------- --------------- -------------- --------------
Tax-Managed Balanced            199,112,415       11,073,048     6,316,513       1,489,143      91.3%
------------------------------- ----------------- -------------- --------------- -------------- --------------
------------------------------- ----------------- -------------- --------------- -------------- --------------
Tax-Managed Growth and Income   898,678,969       40,662,061     22,167,769      27,962,822     90.8
------------------------------- ----------------- -------------- --------------- -------------- --------------
------------------------------- ----------------- -------------- --------------- -------------- --------------
Tax-Managed Capital             1,013,688,396     39,214,995     25,220,182      4,250,343      93.7
Appreciation
------------------------------- ----------------- -------------- --------------- -------------- --------------
------------------------------- ----------------- -------------- --------------- -------------- --------------
Tax-Managed Small-Cap           330,301,891       14,363,920     7,177,739       1,314,185      93.5
------------------------------- ----------------- -------------- --------------- -------------- --------------
------------------------------- ----------------- -------------- --------------- -------------- --------------
Tax-Managed International       238,150,438       2,992,040      6,174,617       7,514,028      93.5
------------------------------- ----------------- -------------- --------------- -------------- --------------

o Reclassify each fund as nondiversified. This change to "nondiversified" status enables each fund to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

------------------------------- ----------------- -------------- --------------- -------------- --------------
VANGUARD FUND                   FOR               AGAINST        ABSTAIN         BROKER         PERCENTAGE
                                                                                 NON-VOTES      FOR
------------------------------- ----------------- -------------- --------------- -------------- --------------
------------------------------- ----------------- -------------- --------------- -------------- --------------
Tax-Managed Balanced            201,648,592       8,260,701      6,592,683       1,489,143      92.5%
------------------------------- ----------------- -------------- --------------- -------------- --------------
------------------------------- ----------------- -------------- --------------- -------------- --------------
Tax-Managed Growth and Income   900,540,244       35,472,636     25,495,919      27,962,822     91.0
------------------------------- ----------------- -------------- --------------- -------------- --------------
------------------------------- ----------------- -------------- --------------- -------------- --------------
Tax-Managed Capital             1,018,447,240     33,461,205     26,215,128      4,250,343      94.1
Appreciation
------------------------------- ----------------- -------------- --------------- -------------- --------------
------------------------------- ----------------- -------------- --------------- -------------- --------------
Tax-Managed Small-Cap           335,756,626       8,266,537      7,820,387       1,314,185      95.1
------------------------------- ----------------- -------------- --------------- -------------- --------------
------------------------------- ----------------- -------------- --------------- -------------- --------------
Tax-Managed International       241,454,577       1,981,149      3,881,369       7,514,028      94.8
------------------------------- ----------------- -------------- --------------- -------------- --------------

o CHANGE THE TAX-MANAGED BALANCED FUND'S POLICY ON BORROWING MONEY. This change enables the fund to manage cash flows more efficiently and minimize administrative expenses.

---------------------------- -------------- --------------- -------------- ---------------- -----------------
VANGUARD FUND                FOR            AGAINST         ABSTAIN        BROKER           PERCENTAGE FOR
                                                                           NON-VOTES
---------------------------- -------------- --------------- -------------- ---------------- -----------------
---------------------------- -------------- --------------- -------------- ---------------- -----------------
Tax-Managed Balanced         195,888,795    13,621,296      6,991,884      1,489,143        89.9%
---------------------------- -------------- --------------- -------------- ---------------- -----------------

Note: Vote tabulations are rounded to the nearest whole number.